LIMITED POWER OF ATTORNEY

District of Columbia

I, Rodney E. Slater, the undersigned, effective as of the date hereof, and to continue until I am no longer subject to Section 16 reporting, do hereby constitute and appoint each of Brian P. Banks, Julie D. Powell and Nancy L. Gallagher, signing singly, my true and lawful attorneys-in-fact, solely for the purpose of preparing and executing Forms 3, 4 and 5 for and on my behalf and filing such Forms with the Securities and Exchange Commission and the New York Stock Exchange in compliance with Section 16 of the Securities Exchange Act of 1934 and rules promulgated thereunder in connection with holdings of and transactions in securities or derivative securities of Kansas City Southern.

I acknowledge that my appointment of these attorneys-in-fact does not eliminate my responsibility to comply with Section 16 of the Securities Exchange Act of

1934.

IN WITNESS WHEREOF, I have signed this Limited Power of Attorney this 8th day of May, 2009.

/s/ Rodney E. Slater

Rodney E. Slater

Personally appeared the above-named Rodney E. Slater and acknowledged the above

Limited Power of Attorney to be his free act and deed.

Subscribed and sworn before me this 8th day of May, 2009.

/s/ Reshida Kingsbury

Notary Public

My Commission Expires:

May 31, 2011